Exhibit 10.1

FORBEARANCE

FORBEARANCE, dated as of April 15, 2019 (this “Agreement”), by and among Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Finance Corp., a Delaware corporation (together with the Company, the “Issuers”), Cloud Peak Energy Inc., a Delaware corporation (the “Parent Guarantor” and, together with the Issuers, the “Note Parties”), and the undersigned (the “Holder”) as investment advisor of discretionary accounts for the holders or beneficial owners  of the 2024 Notes (as defined below).

WHEREAS, the Issuers are the issuers under that certain First Supplemental Indenture, dated as of March 11, 2014, among the Issuers, the Parent Guarantor, the subsidiary guarantors signatory thereto and Wilmington Trust, National Association, as trustee (the “Trustee”) (as amended, modified or supplemented prior to the date hereof, the “2024 Indenture” and, the notes issued thereunder, the “2024 Notes”);

WHEREAS, the Issuers failed to make the interest payment due on March 15, 2019 on the 2024 Notes as required pursuant to the 2024 Indenture (the “March Interest Payment”), and the continuance of the default in the payment thereof beyond a period of thirty (30) days constitutes an Event of Default under the 2024 Indenture (the “Interest Payment Default”);

WHEREAS, upon the occurrence of an Event of Default and so long as such Event of Default is continuing, the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding 2024 Notes may declare the principal of and accrued interest on the 2024 Notes to be immediately due and payable, and exercise all other rights and remedies available under the 2024 Indenture;

WHEREAS, the holders of a majority in aggregate principal amount of the then outstanding 2024 Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee;

WHEREAS, as of the date hereof, the Holder holds a majority in aggregate principal amount of the 2024 Notes outstanding;

WHEREAS, the Note Parties have requested that the Holder, and the Holder agreed to, subject to the terms and conditions set forth herein, temporarily forbear from accelerating the 2024 Notes or directing the Trustee to accelerate the 2024 Notes with respect to the Interest Payment Default in order to permit the Note Parties to continue discussions with certain parties in interest regarding a potential restructuring transaction; and

WHEREAS, terms used but not otherwise defined herein shall have the meanings given to them in the 2024 Indenture.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.              Forbearance.

(a)           Subject to the satisfaction of the conditions precedent set forth in Section 3 below and the continued satisfaction of the conditions set forth in Section 4 below, respectively, as of the date hereof, the Holder hereby agrees that during the period beginning on the date hereof and ending on the Forbearance Termination Date (the “Forbearance Period”), it will not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the Holder or the Trustee under the 2024 Indenture or the 2024 Notes or otherwise, including, without limitation, any action to accelerate, or join in any request for acceleration of, the 2024 Notes (“Remedial Action”) under the 2024 Indenture or the 2024 Notes, with respect to the Interest Payment Default (such forbearance, the “Forbearance”).  As used herein, “Forbearance Termination Date” means the earlier to occur of (a) 11:59 p.m. (New York City time) on May 1, 2019 and (b) two (2) Business Days following written notice from the Holder of any breach by any Note Party of any of the conditions or agreements provided in this Agreement (which breach remains uncured during such period).

(b)           This Agreement shall in no way be construed to preclude the Holder from acquiring or, subject to Section 15 of this Agreement, selling 2024 Notes to the extent permitted by applicable law.  However, such Holder shall, automatically and without further action, remain subject to this Agreement with respect to any 2024 Notes so acquired.  The foregoing forbearances shall not be construed to impair the ability of the Holder or the Trustee to exercise any rights or remedies under the 2024 Indenture or take any Remedial Action (x) at any time after the Forbearance Period or (y) during the Forbearance Period, for Events of Default other than the Interest Payment Default, and, except as provided herein, nothing shall restrict, impair or otherwise affect the exercise of the Holder’s or the Trustee’s rights under this Agreement, the 2024 Indenture or the 2024 Notes.

(c)           With respect to the Forbearance, the Holder’s agreements, as provided herein, shall immediately terminate without requirement for any notice, demand or presentment of any kind on the Forbearance Termination Date, and the Note Parties shall thereafter be obligated to comply with and perform all terms, conditions and provisions of the 2024 Indenture and the 2024 Notes without giving effect to the Forbearance, and the Trustee and the Holder may at any time thereafter proceed to exercise any and all of their rights and remedies, including, without limitation, their rights and remedies in connection with the Interest Payment Default and any other Events of Default that may have occurred under the 2024 Indenture or their rights under this Agreement, to the extent then-continuing.

(d)           The Holder hereby directs the Trustee not to take any Remedial Action solely with respect to the Interest Payment Default.  The parties hereto agree that this Agreement shall be delivered to the Trustee by the Holder promptly upon effectiveness hereof, and that the Holder shall, upon request from the Issuers, provide such further direction to the Trustee as may be necessary to effectuate the intent of the foregoing.  In the event that any Person takes any action to declare all of the 2024 Notes immediately due and payable pursuant to Section 7.02 of the 2024 Indenture during the Forbearance Period due solely to the Interest Payment Default, the Holder agrees and hereby directs the Trustee to forbear from taking any Remedial Actions in connection with such acceleration to the fullest extent permitted under the 2024 Indenture.

Section 2.              Representations and Warranties.

By its execution of this Agreement, each Note Party hereby represents and warrants to the Holder that:

(a)           Each Note Party has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each Note Party enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(b)           Neither the execution, delivery or performance by any Note Party of this Agreement, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of applicable law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Note Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Note Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement, limited partnership agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Note Party.

Section 3.              Conditions Precedent.  The effectiveness of this Agreement and the obligations of the Holder hereunder are subject to the satisfaction, or waiver by the Holder, of the following conditions (the date upon which all such conditions are met, the “Forbearance Effective Date”):

(a)           Counterparts.  The execution of this Agreement by each Note Party and the Holder.

(b)           No Default.  No Default or Event of Default under the 2024 Indenture other than the Interest Payment Default shall have occurred and be continuing as of the date the condition set forth in Section 3(a) is satisfied.

Section 4.              Forbearance Continuing Conditions.  The continued satisfaction of each of the following shall be a condition to the Forbearance:

(a)           No voluntary petition for relief under any Bankruptcy Law is filed by any Note Party; and

(b)           No involuntary petition for relief under any Bankruptcy Law is filed against any Note Party.

Section 5.              Representation of the Holder.  The Holder represents that, as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the 2024 Notes set forth on the signature page hereof beneath its name, and has all necessary power and authority to enter into this Agreement, grant the Forbearance with respect to such Notes and perform its obligations hereunder.

Section 6.              Confidentiality.  Each of the Note Parties shall not disclose to any person or entity the Holder’s holdings set forth on its signature page to this Agreement or otherwise disclose the Holder’s holdings information (collectively, the “Holder Information”) except:  (1) that the Note Parties may attach this Agreement, with the Holder’s holdings set forth on its signature page to this Agreement redacted, but without redacting any other portion of this Agreement (i.e., the Note Parties may disclose the Holder’s identity and the fact that the Holder holds a majority of the 2024 Notes) to any public filings the Note Parties are required to make pursuant to securities regulations; (2) in any legal proceeding relating to this Agreement; provided that the relevant Note Party shall use its reasonable best efforts to maintain the confidentiality of such Holder Information in the context of any such proceeding; (3) to the extent required by law; and (4) in response to a subpoena, discovery request, or a request from a government agency, regulatory authority or securities exchange for information regarding Holder Information or the information contained therein; provided, however, that each of the Note Parties will, to the extent permitted by applicable law or regulation, provide the Holder with prompt written notice of any such request or requirement so that the Holder may seek, at the Note Parties’ expense, a protective order or other appropriate remedy and each Note Party will fully cooperate with the Holder’s efforts to obtain the same.  Notwithstanding anything to the contrary in this Section 6, the Note Parties may, to effectuate and evidence the direction to the Trustee contained herein, at any time, and from time to time, during the Forbearance Period, provide the Trustee with an executed copy of this Agreement, including the Holder’s signature page.

Section 7.              Notice of Default.  The Note Parties shall provide notice to the Holder as soon as possible, but in any event within one (1) Business Day, of the occurrence of any breach of this Agreement or additional Event of Default (other than the Interest Payment Default) under the 2024 Indenture, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event.  Such notice shall be delivered by electronic mail to:

Nomura Corporate Research and Asset Management Inc.

309 West 49th Street

New York, NY 10019

Attn: Joshua Givelber (joshua.givelber@nomura.com)

Section 8.              Effect on the 2024 Indenture.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Holder or the Trustee under the 2024 Indenture or the 2024 Notes, and shall not, except as expressly set forth herein, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the 2024 Indenture or the 2024 Notes or any other provision of the 2024 Indenture or the 2024 Notes, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 9.              Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 10.            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 11.            Headings.  The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 12.            Relationship of Parties; No Third Party Beneficiaries.  Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Note Parties and the Holder or the Trustee.  This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto.  No person other than a party hereto is intended to be a beneficiary hereof and no person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

Section 13.            Entire Agreement; Modification of Agreement; Verbal Agreements Not Binding.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto.  This Agreement may not be modified, altered or amended except by an agreement in writing signed by a duly authorized representative of each Note Party and the Holder.

Section 14.            Non-Waiver of Default.  Neither this Agreement nor any forbearance hereunder shall be deemed a waiver of or consent to the Interest Payment Default or to any other Default or Event of Default or any other term or provision of the 2024 Indenture.  Each of the Note Parties acknowledges that the Trustee and the Holder have made no representations as to what actions, if any, they will take after the Forbearance Period, and the Holder reserves any and all rights, remedies, and claims it has (after giving effect hereto) with respect to the Interest Payment Default and each other Default or Event of Default that may occur.

Section 15.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 16.            Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 17.            Release.  EACH OF THE NOTE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASING PARTIES”), HEREBY ACKNOWLEDGES AND STIPULATES THAT AS OF THE DATE OF THIS AGREEMENT, NONE OF THE RELEASING PARTIES HAS ANY CLAIMS, CAUSES OF ACTION, DEMANDS OR LIABILITIES OF ANY KIND WHATSOEVER, WHETHER DIRECT OR INDIRECT, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, AGAINST, OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE INDEBTEDNESS, IN EACH CASE WHICH ARISE OUT OF OR ARE RELATED TO THE 2024 NOTES OR THE 2024 INDENTURE (BUT, FOR THE AVOIDANCE OF DOUBT, EXCLUDING CLAIMS, CAUSES OF ACTION, DEMANDS OR LIABILITIES ARISING OUT OF, OR RELATED TO, THIS AGREEMENT) (EACH, A “RELEASED CLAIM”) AGAINST THE HOLDER OR AGAINST ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, OR REPRESENTATIVES OF ANY OF THE FOREGOING, (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASED PARTIES”).  IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE HOLDER PARTY HERETO TO ENTER INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HEREBY UNCONDITIONALLY WAIVES AND FULLY AND FOREVER RELEASES, REMISES, DISCHARGES AND HOLDS HARMLESS THE RELEASED PARTIES FROM ANY AND ALL RELEASED CLAIMS, WHICH ANY

OF THE RELEASING PARTIES HAS OR MAY ACQUIRE IN THE FUTURE RELATING IN ANY WAY TO ANY EVENT, CIRCUMSTANCE, ACTION OR FAILURE TO ACT AT ANY TIME ON OR PRIOR TO THE FORBEARANCE EFFECTIVE DATE, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE, AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO.  THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE RELEASED PARTIES BY THE RELEASING PARTIES AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NOTE PARTIES

CLOUD PEAK ENERGY RESOURCES LLC, as Issuer

By:	/s/ Heath A. Hill
Heath A. Hill
Executive Vice President and Chief Financial Officer

CLOUD PEAK ENERGY FINANCE CORP., as Issuer

By:	/s/ Heath A. Hill
Heath A. Hill
Executive Vice President and Chief Financial Officer

CLOUD PEAK ENERGY INC., as Parent Guarantor

By:	/s/ Heath A. Hill
Heath A. Hill
Executive Vice President and Chief Financial Officer

HOLDER

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC., as Investment Advisor on behalf of certain funds and accounts

By:	/s/ David Crall
Name: David Crall
Title: Managing Director, CIO

Principal Amount of 2024 Notes held: